EXHIBIT 24(2)(a)(2)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                   MERRILL LYNCH MULTI-ADVISER HEDGE FUND LLC

      Merrill Lynch Multi-Adviser Hedge Fund LLC (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending the Certificate of Formation of the Company pursuant to Section 18-202 of the Act, hereby certifies that:

      1. The name of the limited liability company is Merrill Lynch Multi-Adviser Hedge Fund LLC.

      2. The Company's Certificate of Formation is hereby amended to change the name of the Company to Multi-Strategy Hedge Opportunities LLC.

      IN WITNESS WHEREOF, the undersigned, being an authorized person, has executed this Certificate of Amendment on August 4, 2004.

                                                   /s/ Alice A. Pellegrino
                                                   -----------------------------
                                                   An Authorized Person
                               Type or Print Name: Alice A. Pellegrino